CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form F-3 (File No. 001-34661) of Dehaier Medical Systems Limited and Affiliate of our report dated March 31, 2014 with respect to the 2013 and 2012 consolidated financial statements of Dehaier Medical Systems Limited and Affiliate included in the Annual Report (Form 20-F) for the year ended December 31, 2013, and to the reference to our firm under the heading “Experts”.

/s/ Friedman LLP

New York, New York

February 4, 2015